                       FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


    THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is being entered into this ____ day of December, 1996, by and between and between APEX PC SOLUTIONS, INC., a Washington corporation (the "Company"), and KEVIN J. HAFER (the "Employee").

                                       RECITALS

    A. Pursuant to an Employment Agreement dated December 29, 1995 (the "Employment Agreement"), Employee was awarded a restricted stock bonus of 200,000 shares of the Company's Series B Redeemable Preferred Stock to vest on the earlier of (i) the closing of a Qualified Public Offering as defined in the Company's Restated Articles of Incorporation under certain conditions or (ii) on the fifth and sixth anniversaries of the original issue date of the Series B Redeemable Preferred Stock.

    B. The Company now wishes to accelerate the vesting of Employee's Series B Redeemable Preferred Stock in consideration for Employee's services to the Company as President and Chief Executive Officer.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the Company and Employee agree as follows:

    1. ACCELERATION OF RESTRICTED STOCK BONUS. Section 1.3(c) of the Employment Agreement is hereby amended by deleting the existing provision and substituting the following new provision:

              (c) STOCK BONUS. Employee shall receive a stock bonus for the number of shares of the Company's Series B Redeemable Preferred Stock as set forth on the Benefit Schedule; PROVIDED, HOWEVER, that Employee shall have no immediate right, title or interest in or to such shares of Series B Redeemable Preferred Stock, which shall vest only as follows:

                   (i) All such shares of the Company's Series B Redeemable Preferred Stock shall vest on January 1, 1997, if Employee is still employed by the Company, and the Company hereby agrees to redeem 80,000 of such shares at the purchase price of $5.00 per share on January 1, 1997 (and, in connection with the redemption of such 80,000 shares, Employee hereby authorizes the Company to withhold any or all of the redemption proceeds otherwise due to Employee and to pay over to the

              Internal Revenue Service or other taxing authorities such amount in fulfillment of Employee's withholding obligation resulting from such vesting) and to redeem all remaining shares held by Employee at $5.00 per share on the earlier of the closing of a Qualified Public Offering as defined in the Company's Restated Articles of Incorporation, or if no such Qualified Public Offering has occurred, to redeem 60,000 shares at $5.00 per share on each of the fifth and sixth anniversaries of the original issue date of the Series B Redeemable Preferred Stock; or

                   (ii) If Employee was previously terminated for
              Cause under Section 1.7(e) of the Employment Agreement, at the time of the redemption of the Series B Redeemable Preferred Stock pursuant to Section 5(b) of
              Article III of the Company's Restated Articles of Incorporation (including, without limitation, a redemption upon the closing of a Qualified Public Offering as defined in the Company's Restated Articles of Incorporation or a redemption on the fifth and sixth anniversary of the original issue date of the Series B Redeemable Preferred Stock), and in such event only if, as, and to the extent that Employee's shares of Series B Redeemable Preferred Stock are actually redeemed for cash, AND, PROVIDED, FURTHER, that in the event Employee's shares of the Company's Series B Redeemable Preferred Stock are redeemed for cash only in part, Employee shall vest only in the number of shares of Series B Redeemable Preferred Stock calculated by multiplying 200,000 by a fraction, the numerator of which is the amount of the cash proceeds paid to Employee in the redemption (other than amounts paid in the redemption for accrued and unpaid dividends on the Series B Redeemable Preferred Stock), and the denominator of which is One Million Dollars ($1,000,000).

    All certificates for such shares of the Company's Series B Redeemable Preferred Stock shall contain the following legend:

         The shares represented by this certificate have not vested and are subject to forfeiture under the terms and conditions set forth in the Employment Agreement dated December 29, 1995, between Kevin Hafer and the corporation. A copy of the Employment Agreement is on file at the corporation's principal place of business and it registered office.

    2. LIFE INSURANCE. Section 1.3(e) of the Employment Agreement is hereby amended by deleting the existing provision and substituting the following new provision:

              (e) LIFE INSURANCE. The Company agrees to purchase and maintain on Employee's life a One Million Dollar ($1,000,000) life insurance policy payable to Employee's wife or estate (or as otherwise directed by Employee) for so long as Employee is employed by the Company until such time as all of the shares of Series B Redeemable Preferred Stock have been purchased and redeemed by the Company from Employee.

    3. REMAINING TERMS UNCHANGED. The remaining terms and conditions of the Employment Agreement remain unchanged and in full force and effect.

                                  APEX PC SOLUTIONS, INC.


                                  By /s/
                                     ----------------------------------
                                       Its
                                           ----------------------------



                                  /s/
                                  -------------------------------------
                                  KEVIN J. HAFER



                              CONSENT OF TA PARTNERSHIPS

    Each of the undersigned hereby consents to the vesting and redemption described above and waives the provisions of Section III.B.6(a)(i) of the Company's Restated Articles of Incorporation (relating to certain redemptions of stock) and Section 5(c) of those certain Class A Subordinated Promissory Notes dated December 29, 1995 (relating to incurring debt).

ADVENT VII L.P.

By: TA Associates VII L.P., its General Partner
    By:  TA Associates, Inc., its General Partner


        By /s/
           --------------------------------------
           Jeffrey T. Chambers, Managing Director

ADVENT ATLANTIC AND PACIFIC II L.P.

By: TA Associates AAP II Partners, its General Partner
    By:  TA Associates, Inc., its General Partner



        By /s/
           --------------------------------------
           Jeffrey T. Chambers, Managing Director


ADVENT NEW YORK L.P.

By: TA Associates VI L.P., its General Partner
    By:  TA Associates, Inc., its General Partner



        By /s/
           --------------------------------------
           Jeffrey T. Chambers, Managing Director

TA VENTURE INVESTORS LIMITED PARTNERSHIP



By /s/
   --------------------------------------------
    Jeffrey T. Chambers, General Partner



                        CONSENT OF BRITANNIA HOLDINGS LIMITED

    The undersigned hereby consents to the vesting and redemption described above and waives the provisions of Section 5(c) of that certain Class B Subordinated Promissory Note dated December 29, 1995 (relating to incurring debt).

BRITANNIA HOLDINGS LIMITED



By /s/
   --------------------------------------------
    Its Director


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